FOR IMMEDIATE RELEASE:
April 4, 2019
Centrus Energy Corp. Approves Extension of Section 382 Rights Agreement
BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) announced today that its Board of Directors has approved a second amendment to the Company’s Section 382 Rights Agreement (the “Rights Plan”) designed to preserve Centrus’ substantial tax assets associated with net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code (“Section 382”). The amendment extends the Rights Plan through April 5, 2022. The Rights Plan is similar to plans adopted by other public companies with significant NOLs.
Pursuant to U.S. federal income tax rules, Centrus’ use of certain tax assets could be substantially limited if the Company experiences an “ownership change” (as defined in Section 382). In general, an ownership change occurs if the ownership of Centrus’ stock by “5 percent shareholders” increases by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years on a rolling basis. Centrus expects to submit the amendment to the Rights Plan for shareholder ratification at its 2020 Annual Meeting of Stockholders.
Additional information regarding the amendment to the Rights Plan will be contained in a Form 8-K and in an amendment to Registration Statement on Form 8-A that Centrus is filing with the Securities and Exchange Commission.
About Centrus Energy
Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
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Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include: risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to the use of our net operating loss (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and our ability to generate taxable income to utilize all or a portion of the NOLs and NUBILs prior to the expiration thereof; risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our Class A Common Stock on the NYSE American LLC (the “NYSE American”); risks related to decisions made by our Class B stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks related to the Company’s capital concentration; the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks associated with our reliance on third-party suppliers to provide essential services to us; risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions, including government reviews, that may be taken by the U.S. government, the Russian government or other governments that could affect our ability to perform or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy (“DOE”) and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks that we will be unable to obtain new business opportunities, achieve market acceptance of our services or that services provided by others will render our services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; failures or security breaches of our information technology systems; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the identification of a material weakness in our internal controls over financial reporting; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.centrusenergy.com. We do not undertake to update our forward-looking statements except as required by law.
CONTACT
Jeremy Derryberry (301) 564-3392